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                                                                    EXHIBIT 10.4

                                 PROMISSORY NOTE

$96,822                                                Redwood City, California
                                                                    May 7, 2001


         FOR VALUE RECEIVED, John Curd (the "Promisor") hereby unconditionally promises to pay to the order of Maxygen, Inc. ("Maxygen") at 515 Galveston Drive, Redwood City, California 94063, or at such other place, or to such other party as Maxygen may from time to time designate in writing, the principal sum of Ninety-Six Thousand Eight Hundred Twenty-Two Dollars and Zero Cents ($96,822), together with interest thereon from the date of this Note until and including the date this Note is paid in full at the rate of the lesser of (i) 5.75% per annum and (ii) the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to the permissible rates of interest on commercial loans), in either case compounded annually.

         The principal sum consists of a loan made by Maxygen to the Promisor on May 7, 2001.

         Interest shall be due and payable on June 30 and December 31 of each year. Unpaid principal, together with all accrued and unpaid interest, shall be due and payable in full on May 7, 2003. In the event the Promisor's employment with Maxygen terminates for any reason before the unpaid principal balance of this Note, and all unpaid interest, is paid in full, the remaining unpaid principal balance of this Note, and all unpaid interest, shall be due and payable on the Promisor's last date of employment (the "Employment Termination Date"). Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. This Note may be prepaid, in whole or in part, at any time without premium or penalty.

         In the event that any portion of the principal amount hereof, or interest due hereon, is not paid upon the Employment Termination Date, the Promisor hereby authorizes and directs Maxygen to deduct all amounts due under this Note from the Promisor's final paycheck. The Promisor agrees to execute any reaffirmation agreement requested by Maxygen at the time of termination, reaffirming the Promisor's authorization to deduct these sums from the final paycheck. If the Promisor's final paycheck is insufficient to offset deduction of the principal and interest owed under this Note, the Promisor agrees to pay immediately, all of the outstanding principal and interest under this Note. The Promisor also agrees to pay, upon demand, any costs and expenses of Maxygen incurred in connection with or arising out of the collection or enforcement of this Note, including without limitation, attorneys' fees and court costs (inclusive of attorneys' fees and costs on appeal or in connection with any bankruptcy proceeding relating to the Promisor).

         In the event that the Promisor fails to make payment on any date for payment of principal and interest specified above, the Promisor shall be deemed to be in default hereunder. In the event of default, Maxygen may, at its sole discretion, five days after giving notice of default to the Promisor, accelerate the maturity of all amounts due under this Note by giving notice of such

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acceleration; provided, however, that such acceleration shall not occur if the
Promisor makes the required payment within five days after notice of default is given.

         This Note is secured by a Security Agreement of even date herewith.

         If any payment of principal or interest on this note becomes due on a Saturday, Sunday, or a public holiday under the laws of the State of California, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment.

         Upon payment in full of all principal and interest payable hereunder, this Note shall be surrendered to the Promisor for cancellation.

         The Promisor and any endorsers or guarantors hereof and all others who may become liable for all or part of this obligation, severally waive presentment for payment, demand and protest and notice of protest, and of dishonor and non-payment of this Note, and expressly consent to any extension of the time of payment hereof or of any sums due hereunder, to the release of any party liable for this obligation, and any such extension or release may be made without notice to any of such parties and without in any way affecting or discharging this liability.

         Time is expressly made of the essence with respect to every provision of this Note. All payments due under this Note shall be made in the legal currency of the United States in immediately available funds. Payments received under this Note shall be applied first to payment of accrued and unpaid interest, then to payment of Maxygen's costs and the balance to payment of principal. This Note is being delivered in and shall be governed by, and construed, enforced and interpreted in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction. An action or proceeding for collection or enforcement of this Note may be brought by Maxygen (or its assignee) in any state or federal court in the State of California having proper jurisdiction.

          The Promisor freely and voluntarily accepts the terms and conditions set forth above and acknowledges receiving a completed copy of this Promissory Note.

         This Promissory Note is executed at the location and as of the date first set forth above.

                                                  The Promisor

                                                  /s/ John Curd
                                                  ---------------------------
                                                  John Curd
                                                  128 Reservoir
                                                  Hillsborough, CA 94010

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                                  Payments Made
                                  -------------

     Date            Principal Amount        Interest        Received By
     ----            ----------------        --------        -----------

                                       3